533 West 2600 South, Suite 25 Bountiful, Utah 84010 Phone: (801) 292-8756 Fax: (801) 292-8809

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated February 22, 2006, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form S-8) of Big Flash Corporation for the fiscal year ended December 31, 2005 and 2004.

Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
November 17, 2006

A Member of the AICPA, UACPA and Registered with the PCAOB